GENERAL HOUSEWARES CORP.

                                   BYLAWS

                        As Amended November 12, 1996


                                  ARTICLE I
                                  Offices

           Section 1. Principal Office. The principal office or place of business of the Corporation in the State shall be the Corporation's registered office in the City of Wilmington, County of New Castle, State of Delaware.

           Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.


                                 ARTICLE II
                                STOCKHOLDERS

           Section 1. Place of Meeting. All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware as may from time to time be designated by the Board of Directors or as stated in the notice of such meeting.

           Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time each year as may be designated by resolution of the Board of Directors from time to time for the purpose of electing directors for the ensuing year and for the transaction of such other proper business, notice of which is given in the notice of such meeting.

           Section 3. Notice of Stockholder Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of such stockholder's giving of the notice provided for in this
 Section 3 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the applicable requirements of this Section 3, including the giving of timely notice in proper written form to the Secretary of the Corporation.

           To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 130 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the notice must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice.

           To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

           No person nominated by a stockholder shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. If the Chairman of the meeting determines that a nomination was not made in accordance with this
 Section 3, the Chairman shall declare to the meeting that the nomination was defective and it shall be disregarded.

           Notwithstanding anything in this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall be considered timely--but only with respect to nominees for any new positions created by such increase--if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

           Section 4. Notice of Stockholder Proposals of Business. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of such stockholder's giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such annual meeting and
 (ii) who complies with the applicable requirements of this Section 4, including the giving of timely notice in proper written form to the Secretary of the Corporation.

           To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 130 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the notice must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice.

           To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

           No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with this Section 4; provided, however, that, once business has been properly brought before the annual meeting, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of the meeting determines that business was not properly brought before the meeting, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

           Section 5.  Definition.  For purposes of Sections 3 and 4 of this
 Article II, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

           Section 6. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President or Secretary upon receipt of a request in writing signed by a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted upon thereat.

           Section 7. Notice of Meetings. Not less than 10 days nor more than 60 days written or printed notice of every meeting of stockholders, stating the place, date and time thereof, and, in the case of a special meeting (and the annual meeting, if so required by law), the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears on the records of the Corporation.


           No notice of the time, date, place or purpose of any meeting of stockholders need be given to any stockholder entitled to such notice who attends in person or is represented by proxy (except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that the meeting is not lawfully called or convened), or to any stockholder entitled to such notice who, in writing executed and filed with the records of the meeting either before or after the time thereof, waives such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any such written waiver of notice.

           Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date scheduled for such meeting of stockholders.

           Section 8. Record Dates. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, any dividend payment date, any date of any other distribution, any date for the allotment of any rights, or any date for the exercise of any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, and, in the case of any meeting of stockholders, not less than 10 days, as a record date for the determination of the stockholders entitled to notice of or to vote at such meeting, or entitled to receive such dividends or other distributions or rights, or to exercise such rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, as the case may be; and only stockholders of record on such dates shall be entitled to notice of and to vote at such meeting, or to receive such dividends or other distributions or rights, or to exercise such rights in respect of any change, conversion or exchange of stock, as the case may be. Nothing in this Section 8 shall in any way be construed to change the procedure for setting the record date and for determining the effectiveness of stockholder action by written consent as set forth in Sections 9 and 11 of this Article II.

           Section 9. Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
 Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors for corporate action to be authorized or taken by stockholders' written consent is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

           Section 10. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 9 of this Article II, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this
 Section 10 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

           Section 11. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with Section 9 of this
 Article II, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 9 of this Article II.

           Section 12. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held or, if such place is not specified in the notice of such meeting, at the place where the meeting is to be held; and such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

           Section 13. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of a majority of the shares of stock of the Corporation issued and outstanding and entitled to be voted thereat shall constitute a quorum at all meetings of stockholders, except as otherwise may be required by law. The Chairman of the meeting or the holders of record of a majority of the shares of stock present in person or by proxy and entitled to be voted thereat shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. At any such adjourned meeting at which the requisite number of shares of stock entitled to be voted thereat shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called and notified.


           A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting unless the Board of Directors fixes a new record date for the adjourned meeting. If an adjournment of any meeting of stockholders shall be for more than 30 days, or if after adjournment a new record date is fixed by the Board of Directors for the adjourned meeting, a notice of adjourned meeting shall be given to each stockholder of record entitled to notice of or to vote at the meeting.

           Section 14. Conduct of Meetings. The meetings of stockholders shall be presided over by the Chairman of the Board or the President, or if neither be present, by a Vice President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meeting, or if he is not present, an Assistant Secretary shall so act, or if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

           Section 15. Voting and Inspectors. Each stockholder entitled to vote at a meeting of stockholders or to consent or dissent to corporate action in writing without a meeting may vote, consent or dissent in person or by proxy, but no proxy need be sealed, witnessed or acknowledged. No proxy may be voted upon or acted upon after three years from its date unless such proxy shall provide for a longer period.

           All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise required by the Certificate of Incorporation, these Bylaws or by specific statutory provision superseding requirements contained in the Certificate of Incorporation or in these Bylaws.

           The Board of Directors shall, in advance of any meeting of the stockholders, appoint one or more inspectors of election as required by, and who shall act pursuant to, applicable law. No candidate for the office of director shall be appointed such inspector or judge.

           All elections of directors shall be by written ballot. The chairman of the meeting may cause the vote to be taken on any other matters to be by written ballot.

           Section 16. Validity of Proxies and Ballots. At every meeting of the stockholders, all proxies shall be received and taken in charge of, and all ballots, if any, shall be received and canvassed by, the inspectors of election, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes.


                                 ARTICLE III
                             BOARD OF DIRECTORS

           Section 1. General Powers. The business, property and affairs of the Corporation shall be conducted and managed under the supervision of a Board of Directors. The Board of Directors shall have and exercise, or cause to be exercised, in the name and on behalf of the Corporation all the powers of the Corporation, except those conferred upon or reserved to stockholders expressly by statute, the Certificate of Incorporation or these Bylaws.

           Section 2. Number and Tenure of Office. The number of directors which shall constitute the whole Board shall be such as from time to time may be fixed by resolution of the Board of Directors at a duly held regular or special meeting, but in no case shall the number be less than three.
 The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each class to consist of such number of directors as the directors may determine, provided that the whole number of directors of any class shall not exceed the whole number of directors of any other class by more than one. At each annual meeting, the successors to the directors of the class whose terms shall expire in that year shall be elected to hold office for a term of three years from the date of their election and until the election and qualification of their successors, so that the term of office of one class of directors shall expire in each year. Notwithstanding the provisions of this Section 2 of Article III, whenever the holders of any series of nonvoting Preferred Stock shall be entitled, voting separately as a class, to elect directors, the terms of all directors elected by such holders shall expire on the next succeeding annual meeting of stockholders. Directors need not be stockholders.

           Section 3. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal, increase in the number of directors, or other cause, such vacancy may be filled by the vote of a majority of the remaining directors, although such majority shall not constitute a quorum. Any successor director so elected shall hold office for the unexpired term of the director whose office has been vacated.

           Section 4. Removal of Directors. Any director may be removed from office, for cause at any time, by the vote of at least two-thirds of the whole Board of Directors or by the vote at a special meeting, called for such purpose, of the holders of at least two-thirds of all shares outstanding and entitled to vote for the election of directors.

           Section 5. Place of Meeting; Maintenance of Books and Records. The directors may hold their meetings, whether regular or special, and keep the books, records of account and stock ledgers of the Corporation either within or without the State of Delaware, at any office or offices of the Corporation or at any place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices, waivers of notice, or consents with respect thereto.

           Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and at such places either within or without the State of Delaware as the directors may from time to time determine. No notice of any regular meeting need be given to any director, except as otherwise provided in Article XI hereof.

           The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of directors, and no notice of such meeting shall be necessary if held at the same place as the annual meeting of stockholders following such meeting, except as otherwise provided in Article XI hereof.

           Section 7. Special Meetings. Special meetings of the Board of Directors may be held from time to time at such places either within or without the State of Delaware upon call of the Chairman of the Board, the President or by a quorum of the Board. Notice of each special meeting of the Board shall be given to each director personally or by telephone, electronic or facsimile transmission or by written notice sent or mailed, postage prepaid, to each director at his address as it appears on the records of the Corporation, not less than 48 hours before such meeting or such shorter period before such meeting as the person or persons calling such meeting deem appropriate in the circumstances. No notice need be given to any director who attends the meeting in person or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice may but need not state the business to be transacted at, or the purpose or purposes of, such meeting.

           Section 8. Quorum. One-third of the total number of directors shall constitute a quorum for the transaction of any and all business, provided that a quorum shall in no case be less than two directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of such adjourned meeting, until a quorum shall have been obtained. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, by the Certificate of Incorporation or by these Bylaws.

           Section 9. Committees. The Board of Directors may at any time, by the affirmative vote of a majority of the whole Board, appoint from among its members an Executive Committee composed of two or more directors, and may delegate by resolution to such Executive Committee, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors respecting the business, affairs and property of the Corporation, and the power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that nothing herein shall be deemed to prohibit the designation of additional committees for limited and appropriate purposes with such memberships as may be provided in the resolution of the Board of Directors designating any such committee. In the absence or disqualification of any member of any such committee at a meeting thereof, the member or members thereof present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint a member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member. All such committees shall report the action taken or principal matters considered to the Board of Directors at the next succeeding regular or special meeting, and any action by the committees which in all cases shall be by a majority of those present at a meeting at which there is a quorum shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. The Board of Directors may at any time, by the affirmative vote of a majority of the whole Board, remove, with or without cause, any member of any such committee and fill vacancies therein.

           Section 10. Compensation. Directors and members of any committee of the Corporation contemplated by these Bylaws or otherwise provided for by resolution of the Board of Directors who are not salaried officers of the Corporation shall, in consideration of their serving as such, receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board of Directors or of such committee, or both, as the Board may from time to time determine. All directors and members of any such committee shall receive reimbursement for the reasonable expenses incurred by them in connection with their attendance at meetings or the performance of their duties. Nothing contained herein shall preclude any director or any member of such committee from serving the Corporation in any other capacity and receiving compensation therefor.


                                 ARTICLE IV
                                  OFFICERS

           Section 1. Election; Appointment; Vacancies. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of stockholders. Such executive officers may include a Chairman of the Board, a Vice Chairman of the Board and one or more Vice Presidents, and shall include a President, a Secretary and a Treasurer. The Board of Directors may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, a Controller, Assistant Controllers, and other officers, agents and employees, or may, by resolution, delegate this authority to the Chairman of the Board or President of the Corporation. The Board of Directors, or the Chairman of the Board or President if authorized as aforesaid, may fill any vacancy which may occur in any office, except that vacancies in executive offices shall be filled by the Board of Directors. Any number of offices, except those of President and Vice President and those of Treasurer and Controller, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, these Bylaws or otherwise to be executed, acknowledged or verified by two or more officers.

           Section 2. Tenure of Office; Removal. Executive officers, and other officers if to be elected by the Board, shall be elected at the first meeting of the Board of Directors, or as soon thereafter as practicable, after the annual meeting of stockholders to hold office until their successors are chosen and qualified. Other officers, if appointed by the Chairman of the Board or President as provided in Section 1 of this Article IV, shall have a tenure in office until their successors be chosen and qualified. Executive officers and any other officers, agents, or employees elected by the Board may be removed from office at any time with or without cause by the Board of Directors, and officers, agents or employees appointed by the Chairman of the Board or President, as aforesaid, may be removed from office at any time with or without cause by such officers or by the Board of Directors, but any such removal shall be without prejudice to contractual rights with the Corporation, if any, of the officers, agents or employees so removed.

           Section 3. Powers and Duties. Officers, agents and employees shall have such powers and duties in the management of the business, property and affairs of the Corporation as are provided by statute, the Certificate of Incorporation and these Bylaws, as well as such powers and duties as generally pertain to their respective offices and such powers and duties as may from time to time be conferred by resolution of the Board of Directors.

           Section 4. Salaries. The salaries of all officers, agents and employees of the Corporation shall be fixed by or pursuant to the authority of the Board of Directors.

           Section 5. Fidelity Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties, in such sum and of such character as the Board of Directors may from time to time prescribe.


                                  ARTICLE V
                            CHECKS, NOTES, ETC.

           All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, guarantees, obligations, evidences of indebtedness and other instruments for the payment of money, and all certificates or other instruments representing the Corporation's stock or other securities, and any indentures, mortgages or agreements with respect thereto, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.


                                 ARTICLE VI

                               CAPITAL STOCK

           Section 1. Certificate of Shares. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe, except insofar as provided by law. No certificate shall be valid unless it is signed by the Chairman of the Board, or the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal (which seal may be in facsimile), and if such certificate is countersigned by a transfer agent or registered by a registrar (in each case other than the Corporation or its employees), the signatures of the aforesaid officers of the Corporation may be by facsimile. In the event that any such officer so signing a certificate manually or by facsimile is no longer an officer of the Corporation or holds a different office at the time the certificate is issued, such certificate may nevertheless be issued and, if so issued, shall have the same force and effect as if such officer held at such time the office held by him when so signing, whether manually or by facsimile, the certificate.

           Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates for the same number of shares of the same class or series, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors shall designate an officer of the Corporation to act as transfer clerk in the absence of the appointment of a transfer agent.

           Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the office of the Secretary of the Corporation, whether within or without the State of Delaware, in the custody of the transfer clerk or, if the Corporation employs a transfer agent, at the offices of such transfer agent, and shall during the usual business hours of every business day be open for inspection and for copying for any proper purpose by any person authorized by the laws of the State of Delaware and the Certificate of Incorporation to do so.

           Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate representing shares of any class or series may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.


                                 ARTICLE VII
                               CORPORATE SEAL

           The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal, Delaware," and such other inscriptions, if any, as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



                                ARTICLE VIII
                                FISCAL YEAR

           The fiscal year of the Corporation shall cover such period of 12 calendar months as the Board of Directors may determine. In the absence of any such determination, the accounts of the Corporation shall be kept on a calendar-year basis.


                                 ARTICLE IX
                   VOTING THE STOCK OF OTHER CORPORATIONS

           Any stock or other securities of other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders or security holders of such other corporations by the Chairman of the Board, the President, or any Vice President of the Corporation, or by proxy or proxies appointed by any such person, or otherwise pursuant to authorization thereunto given by resolution of the Board of Directors.


                                  ARTICLE X
             INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

           Section 1. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to or otherwise required to appear in an action, suit, matter or proceeding, or was or is otherwise involved with any agency or body, whether civil, criminal, administrative, arbitrative, or investigative, whether formal or informal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission, whether involving conduct in any capacity or the person's status arising from any capacity, and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation (individually and collectively, a "proceeding"), by reason of the fact that such person, his or her testator, intestate or other successor in interest is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, incurred therein or in any appeal thereof.

           Section 2. Indemnification of Others. The Corporation shall indemnify other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or other rights created by (i) a resolution of stockholders, (ii) a resolution of the Board of Directors, or
 (iii) an agreement providing for such indemnification, it being expressly intended that these Bylaws authorize the creation of other rights in any such manner.


           Section 3. Advances or Reimbursement of Expenses. The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 1, upon his or her good faith written request, the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in
 Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, (ii) such person personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or
 (iii) his or her conduct was otherwise of a character such that Delaware law would require that such amount(s) be repaid. In connection with any request for advancement or reimbursement, the amount of expenses shall be presumed to be reasonable and necessarily incurred. Solely for purposes of the advancement or reimbursement of expenses that may be incurred, in connection with his or her appearance as a witness in a proceeding at a time when not a party, a person referred to in Section 1 of this Article X shall be deemed to be threatened to be made such a party.

           Section 4. Service of Certain Entities Deemed Requested. Any director or officer of the Corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Corporation. Referring to clause (i) of the preceding sentence, the provisions of this Article X shall apply only if and to the extent that, after the exertion of such efforts as shall be reasonable in the circumstances, the claimant is unable to obtain indemnification from such other corporation, or any other enterprise served by the claimant at the Corporation's request, or reimbursement from its insurer.

           Section 5. Interpretation. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article X may elect, to the extent permitted by applicable law, to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable corporate indemnification provisions or the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or on the basis of the applicable corporate indemnification provisions or the applicable law in effect at the time indemnification is sought. The rights referred to in the preceding sentence shall include any applicable provisions of the Certificate of Incorporation or these Bylaws.

           Section 6. Indemnification Right. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article X (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

           Section 7. Indemnification Procedure. Consistent with Section 1 of this Article X, the Corporation shall, promptly upon the submission of a request to be indemnified, take whatever steps may be prescribed by law, or otherwise may be necessary or appropriate, in order to authorize the requested indemnification. In connection therewith, it shall be presumed that the requester is entitled to be indemnified and that presumption shall be overcome only if indemnification is forbidden by an adverse judgement or other final adjudication directly establishing that the requester engaged in a form of improper conduct as specified in Section 1 of this Article X.

           Section 8. Indemnification Claims. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper -- or cannot be provided -- in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

           Section 9. Limitation on Indemnification. Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8 of this Article X), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

           Section 10. Severability. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to liabilities incurred in connection with any proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated.


                                 ARTICLE XI
                                 AMENDMENTS

           The Bylaws of the Corporation may be altered, amended, added to or repealed at any annual or special meeting of stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment, addition or repeal is set forth in the notice of such meeting, by the affirmative vote of a majority of the shares of stock present or represented at such meeting and entitled to vote thereat, or by the Board of Directors at any regular or special meeting of the Board if notice of the proposed alteration, amendment, addition or repeal is contained in the notice of any such meeting or in the waivers or consents with respect thereto. Any action of the Board of Directors of the Corporation taken under this Article XI may be altered, amended, added to or repealed by the stockholders at such meeting or at any other meeting. In no event shall the Board of Directors of the Corporation have power to alter, amend, add to or repeal this Article XI.